Exhibit 10.3

EXECUTION VERSION

UNDERTAKING

THIS UNDERTAKING (this “Undertaking”), dated as of November 29, 2019, is made by each of Ruili Group Co., Ltd. (“Ruili Group”), Ruili International Inc., a Delaware corporation (“Parent”), Ruili International Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Mr. Xiaoping Zhang, Ms. Shuping Chi and Mr. Xiaofeng Zhang (each, an “Undertaking Person” and, collectively, the “Undertaking Persons”) in favor of (i) SORL Auto Parts, Inc., a Delaware corporation (the “Company”), (ii) Fairford Holdings Limited, a Hong Kong company and wholly owned subsidiary of the Company (“Fairford”), and (iii) Ruili Group Ruian Auto Parts Co., Ltd., a Sino-foreign joint venture between Ruili Group and Fairford (“Ruian”) (each of the Company, Fairford and Ruian, a “Beneficiary” and, collectively, the “Beneficiaries”). Reference is made to that certain merger agreement (the “Merger Agreement”), dated as of the date hereof, by and among the Company, Parent, and Merger Sub. Capitalized terms used but not defined herein shall have the respective meaning set forth in the Merger Agreement.

WHEREAS, pursuant to the terms of the Merger Agreement, Ruili Group, prior to or concurrently with the execution and delivery of the Merger Agreement, shall deposit, or cause to be deposited, an amount of 7,914,300.38 in RMB equal to the Parent Termination Fee (the “Deposit”), with Ruian at a RMB bank account of Ruian as designated by the Company to serve as the Deposit Amount under the Merger Agreement; and

WHEREAS, the parties hereto desire that the Deposit held by Ruian upon the terms and conditions hereinafter set forth.

NOW THEREFORE, as a condition and inducement to the Company’s willingness to enter into the Merger Agreement, each of the Undertaking Persons undertakes to each of the Company, Fairford and Ruian as follows:

1.	Undertaking.

a)	Ruian shall have the sole and exclusive control over the Deposit from the date hereof until the earlier of the occurrence, if any, of (i) the Closing and (ii) the date on which the Company is required to return the Deposit to Ruili Group pursuant to the terms of the Merger Agreement (the “Undertaking Period”). During the Undertaking Period, none of the Undertaking Persons or their Affiliates (other than the Beneficiaries) shall receive or be entitled to any portion of the Deposit or, directly or indirectly, cause Ruian to distribute, convey, transfer, assign or otherwise, whether by way of dividend, distribution of capital or other distribution or upon the liquidation or dissolution of Ruian or otherwise, any portion of the Deposit to any Undertaking Persons or their Affiliates (other than the Beneficiaries).

b)	Ruili Group hereby absolutely, unconditionally and irrevocably guarantees to the Beneficiaries the due and punctual payment and discharge as and when due of the payment obligations of Parent with respect to the payment of the Parent Termination Fee pursuant to Section 9.3(b) of the Merger Agreement, which payment obligations shall be satisfied out of the Deposit Amount.

c)	Subject to Section 1(d), on and following the termination of the Merger Agreement in circumstances in which the Company is entitled to receive the Parent Termination Fee pursuant to its terms, (i) Ruian shall be entitled to retain the Deposit for the benefit of the Company as full satisfaction of Parent’s obligation to pay the Parent Termination Fee, (ii) the Undertaking Persons shall not, and shall cause their respective Affiliates not to, cause the Company or any of its Affiliates (including Ruian and Fairford) to distribute, whether by way of dividend, distribution of capital or other distribution or upon the liquidation or dissolution of Ruian or otherwise, all or any portion of the Deposit Amount to any of the Undertaking Persons or their Affiliates (other than the Beneficiaries); and (iii) in the event that Ruian makes distributions, whether by way of dividend, distribution of capital or other distribution or upon the liquidation or dissolution of Ruian or otherwise, to its equity holders up to a cumulative amount equal to the Parent Termination Fee, the Undertaking Persons and their Affiliates (other than the Company and Fairford) (x) shall have no right to any such distributions; and (y) hereby irrevocably and permanently convey, transfer and assign to Fairford all of its and their rights (whether arising under contracts or otherwise at Law, in equity or otherwise) to receive any portion of such distribution.

d)	For the avoidance of doubt, nothing contained in this Undertaking shall prohibit (i) the Company from declaring any dividends, distributions of capital or other distributions on its capital that are pro rata to its stockholders, or (ii) the Company or any of its Subsidiaries from entering into any agreement with or making payments to the Undertaking Persons or their respective Affiliates in the ordinary course of business consistent with past practice and duly approved by the Company’s Audit Committee or the board of directors of the relevant Subsidiaries on an arm’s length basis of similar types with unaffiliated third parties (including with respect to any contracts or arrangements relating to service as an officer, director, employee or consultant or indemnification agreements or obligations relating to any of the foregoing).

e)	If requested by any Beneficiary, the Undertaking Persons and their respective Affiliates shall execute all documents and take all actions necessary, required or desirable to give effect to this Section 1.

2. Entire Agreement. This Undertaking and the Merger Agreement constitute the entire agreement with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the Undertaking Persons, the Beneficiaries, or any of them, with respect to the subject matter hereof.

3. Special Committee Approval. Subject to the requirements of applicable Law, any amendment, consent, waiver, termination or other determination to be made, or action to be taken (including pursuing any Legal Proceeding against the Undertaking Persons in relation to or arising out of this Undertaking), by any Beneficiary under or with respect to this Undertaking shall be made or taken at the direction and upon the approval of, and only at the direction and upon the approval of, the Special Committee.

4. Assignment. Subject to Section 3 hereof, neither this Undertaking nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Undertaking will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

5. Confidentiality. The confidentiality provisions set forth in the Merger Agreement are hereby incorporated by reference into, and shall be deemed to apply mutatis mutandis to, this Undertaking and any actions undertaken hereunder.

6. Severability. If any term or other provision of this Undertaking is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Undertaking shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Undertaking so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

7. Specific Performance. The parties hereto acknowledge and agree irreparable harm may occur for which money damages may not be an adequate remedy in the event that any of the provisions of this Undertaking were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, in addition to any other remedies at Law or in equity, the parties hereto shall be entitled to injunction to prevent breaches of this Undertaking and to enforce specifically the terms and provisions of this Undertaking.

8. Governing Law. This Undertaking shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.

9. Counterparts. This Undertaking may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Undertaking as of the date first above written.

Undertaking Persons:

Ruili Group Co., Ltd.

By:	/s/ Xiaoping Zhang
Name: Xiaoping Zhang
Title: Legal Representative

Ruili International Inc.

By:	/s/ Xiaoping Zhang
Name: Xiaoping Zhang
Title: Director

Ruili International Merger Sub Inc.

By:	/s/ Xiaoping Zhang
Name: Xiaoping Zhang
Title: Director

By:	/s/ Xiaoping Zhang
Xiaoping Zhang

By:	/s/ Shuping Chi
Shuping Chi

By:	/s/ Xiaofeng Zhang
Xiaofeng Zhang

[SORL - Signature page to Undertaking]

Accepted and Agreed to

as of the date written above

Beneficiaries:

SORL Auto Parts, Inc.

By:	/s/ Xiao Lin
	Name:	Xiao Lin
	Title:	Director

Fairford Holdings Limited

By:	/s/ Jinrui Yu
	Name:	Jinrui Yu
	Title:	Authorized Signatory

Ruili Group Ruian Auto Parts Co., Ltd.

By:	/s/ Jinrui Yu
	Name:	Jinrui Yu
	Title:	Authorized Signatory

[SORL - Signature page to Undertaking]